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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   June 23, 2000
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




            Delaware                   0-12255                  48-0948788
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas         66207
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       (Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events
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Yellow Corporation today announced that the company's Board of Directors has authorized management to purchase Yellow Corporation common shares in the open market up to a limit of $25 million.

The program will be funded through reductions in the 2000 capital expenditure plan that was originally projected at $177 million.

Yellow Corporation is a holding company with wholly owned operating subsidiaries specializing in the national, regional and international transportation of goods and materials. Transportation.com is a jointly owned subsidiary providing an Internet transportation marketplace for information-rich products and services targeted to shippers, carriers and private fleet operators. Headquartered in Overland Park, Kansas, Yellow employs approximately 32,000 people.

Statements contained herein that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, labor relations, inclement weather, competitor pricing activity, expense volatility and a downturn in general economic activity.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               YELLOW CORPORATION
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                                                  (Registrant)

Date:    June 23, 2000                      /s/ H. A. Trucksess, III
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                                                H. A. Trucksess, III
                                   President Regional Carrier Group and Interim
                                   Chief Financial Officer